Exhibit 10.1

EXEXUTION VERSION

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of January 7, 2022, is entered into by and among Jupiter Wellness, Inc., a Delaware corporation (the “Jupiter Wellness”), the Management Team, and the major individual stockholders of Next Frontier Pharmaceuticals, Inc., a Delaware corporation (“Next Frontier Pharmaceuticals”) as listed below (the “Primary Stockholders”). All capitalized terms used but not otherwise defined herein shall have the respective meanings attributed to them in the Purchase Agreement (later defined). Each of the parties to this Agreement referred to individually as a “Party” and, jointly, as the “Parties”.

WITNESSETH:

WHEREAS, Jupiter Wellness has entered into an agreement for the acquisition of the shares of common stock of Next Frontier Pharmaceuticals (the “Next Frontier Acquisition”) through Jupiter Wellness Investments, Inc., a Florida corporation and wholly-owned subsidiary of Jupiter Wellness (the “Buyer” and, together with Jupiter Wellness, collectively, the “Buying Parties”) and related transactions as reflected in that certain First and Amended Stock Purchase Agreement dated as of January 7, 2022 (the “Purchase Agreement”), by and among Jupiter Wellness, Buyer, Next Frontier Pharmaceuticals, Next Frontier Holdings, Inc., a Delaware corporation (“NFHI”), and the stockholders listed on Schedule 1 therein (the “Individual Stockholders”, and together with NFHI, collectively, the “Sellers”). Each of the parties constituting the Buying Parties and the Sellers are hereinafter referred to individually as a “Party” and, jointly, as the “Parties.”; and

WHEREAS, as a condition and inducement to the Buying Parties’ willingness to enter into the Purchase Agreement, Jupiter Wellness has required the each of the Management Team members and the Primary Stockholders to enter into this Agreement, and that the Primary Stockholders enter into a lock-up agreement substantially in the form of Exhibit A attached hereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and among Jupiter Wellness, the Management Team and the Primary Stockholders as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person which is controlling, controlled by, or under common control with (directly or indirectly through any Person) the Person referred to. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day of the year on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

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“Closing” shall have the meaning as set forth in the Purchase Agreement.

“Common Stock” means the common stock, par value $0.001 per share, of Jupiter Wellness and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company Shares” means issued and outstanding shares of Common Stock of Jupiter Wellness.

“Management Team” means, collectively, Brian S. John, Ryan Allison, Richard Miller and Dr. Glynn Wilson and any of their respective Affiliates that are or become the holders of any Jupiter Wellness Shares.

“Parties” means the Jupiter Wellness, the Management Team and the Primary Stockholders.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, limited liability partnership, trust, estate, unincorporated organization, association, corporation, institution or other entity.

“Primary Stockholders” means, collectively, Next Frontier Holdings, Inc. and Sud Agarwal.

“Sale” means, (a) any consolidation, merger or recapitalization of the Jupiter Wellness, or any sale, exchange, conveyance or other disposition of Company Shares in a single transaction or a series of transactions, in which the equity holders of the Company immediately prior to such consolidation, merger, recapitalization, sale, transaction or first of such series of transactions, own less than fifty percent (50%) of Jupiter Wellness’ or any successor entity’s issued and outstanding Company Shares immediately after such consolidation, merger, recapitalization, sale, transaction or series of such transactions (provided that, for the avoidance of doubt, the IPO shall not constitute a “Sale of the Company”); or (b) any sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Subsidiary” of any Person means any Person (i) of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person or any Subsidiary of such first Person or (ii) with respect to which such Person or any of its Subsidiaries is a general partner or managing member or is allocated or has the right to be allocated (through partnership interests or otherwise) a majority of such second Person’s gains or losses.

Section 1.02. Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(f) For all purposes under this Agreement, when determining the percentage represented by the number of Company Shares owned by the Management Team at any time relative to the number of Company Shares owned by the Management Team as of immediately following the Closing, such determination shall be (i) aggregated such that all Company Shares held or acquired by Affiliates of the Management Team are treated together for the purpose of determining the availability of any rights under this Agreement and (ii) equitably adjusted to appropriately account for any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Shares occurring after the Closing and prior to such determination, to the extent necessary to provide the parties with the same effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

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ARTICLE II

APPROVAL RIGHTS

Section 2.01. Approval Rights.

(a) For a period from the date hereof to the date that is one year following the Closing, the Primary Stockholders shall not take or commit to take, and (to the extent applicable) shall not cause or permit any of its affiliates to take or commit to take, directly or indirectly, whether by amendment, merger, consolidation, reorganization or otherwise, any of the following stockholder actions without the approval of each of the Management Team members:

(i) effect any Sale of Jupiter Wellness or liquidation or dissolution of Jupiter Wellness, or sell, transfer or otherwise dispose of any of the material assets or properties of Jupiter Wellness or any of its Subsidiaries;

(ii) merge with or into, or consolidate with, another entity or effect any recapitalization, reorganization, change of form of organization, forward or reverse split, dividend or similar transaction;

(iii) acquire any corporation, business concern or other material assets or property for consideration in excess of 19.9% of the market value of Jupiter Wellness, whether by acquisition of assets, capital stock or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise or make any investment in any Person in an amount in excess of such amount;

(iv) amend the Certificate of Incorporation or Bylaws, as amended, of Jupiter Wellness or the organizational documents of any Subsidiary in a material adverse manner to the Management Team members;

(v) take any action that would cause the voluntary bankruptcy or insolvency of the Company or its Subsidiaries, confess judgment against such Person, or make an assignment for the benefit of the creditors of all or substantially all of the assets of the Company or its Subsidiaries;

(vi) take any action to initiate, to cause or that would result in, the dissolution, liquidation, winding up or termination of the Company or its Subsidiaries (or the business or affairs thereof); or

(vii) enter into any agreement to do any of the foregoing.

Section 2.02. Consents; Next Frontier Pharmaceuticals Acquisition Related Costs and Expenses. The Primary Stockholders agree to obtain the signatures of all Next Frontier Pharmaceuticals stockholders, including all instrument holders convertible into the Next Frontier Pharmaceuticals common stock, to the Purchase Agreement. All costs and expenses related to obtaining signatures of the Purchase Agreement, and other certain related costs and expenses in connection with the solicitation costs, regulatory costs and legal fees and expenses for any matter related to this Section 2.02 or claim asserted by any non-signor of the Purchase Agreement, if any, shall be for the sole cost of the Primary Stockholders, jointly and severally.

ARTICLE III

MISCELLANEOUS

Section 3.01. Termination. This Agreement shall terminate automatically (without any action by any Party) following the one-year anniversary of the Closing.

Section 3.02. Amendments. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by approval of the Management Team and Jupiter Wellness.

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Section 3.03. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same, or (iv) electronically via email. The addresses and email addresses for such communications shall be as set forth in the Purchase Agreement.

Section 3.04. Governing Law; Jurisdiction. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be construed (both as to validity and performance), interpreted and enforced in accordance with the laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction. Any action against any party relating to the foregoing shall be brought exclusively in the Chancery Court of the State of Delaware located in Wilmington, Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state court located in Wilmington, Delaware or the United States District Court for the District of Delaware) and appellate courts thereof. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each party agrees that service of summons and complaint or any other process that might be served in any action may be made on such party by sending or delivering a copy of the process to the party to be served by registered mail, return receipt requested, at the address of the party provided for the giving of notices in Section 3.03. Nothing in this Section 3.04, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

Section 3.05. Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.

Section 3.06. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is made expressly in writing and executed and delivered by the party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 3.07. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.08. Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf and other electronic signatures to this Agreement shall have the same effect as original signatures.

Section 3.09. Binding Effect; Assignment. Except as otherwise provided in this Agreement to the contrary, this Agreement shall be binding upon and inure to the benefit of Jupiter Wellness, the Management Team, the Primary Stockholders and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns. The rights and obligations of Jupiter Wellness under this Agreement shall not be assignable without the prior written consent of the Management Team and any attempted assignment of rights or obligations in violation of this Section 3.09 shall be null and void.

Section 3.10. Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 3.11. Time of the Essence. The parties agree that time shall be of the essence in the performance of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MANAGEMENT TEAM:

BRIAN S. JOHN

/s/ Brian John

RYAN ALLISON

/s/ Brian John

RICHARD MILLER

/s/ Richard Miller

DR. GLYNN WILSON

/s/ Glynn Wilson

PRIMARY STOCKHOLDERS:

NEXT FRONTIER HOLDINGS, INC.

/s/ Shannon Soqui
Name: Shannon Soqui
Title: Executive Chairman

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SUD AGARWAL

JUPITER WELLNESS, INC.

/s/ Brian John
Name:	Brian S. John
Title:	Chief Executive Officer

SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT

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EXHIBIT A

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of January [●], 2022, by and among (i) Jupiter Wellness, Inc., a Delaware corporation (“Jupiter Wellness”), and (ii) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Purchase Agreement.

WHEREAS, on December 8, 2021, Jupiter Wellness entered into an agreement for the acquisition of the shares of common stock of Next Frontier Pharmaceuticals, Inc., a Delaware corporation (“Next Frontier Pharmaceuticals”) through Jupiter Wellness Investments, Inc., a Florida corporation and wholly-owned subsidiary of Jupiter Wellness (the “Buyer” and, together with Jupiter Wellness, collectively, the “Buying Parties”) and related transactions as reflected in that certain stock purchase agreement (the “Purchase Agreement”), by and among Jupiter Wellness, Buyer, Next Frontier Pharmaceuticals, Next Frontier Holdings, Inc., a Delaware corporation (“NFHI”), and the stockholders listed on Schedule 1 therein (the “Individual Stockholders”, and together with NFHI, collectively, the “Sellers”), pursuant to which, among other matters, upon the consummation of the transactions contemplated thereby (the “Closing”), Sellers will be entitled to 500,000 Series B Preferred Stock of Jupiter Wellness, convertible to 65,000,000 shares of Common Stock of Jupiter Wellness (the “Convertible Preferred Stock”), all upon the terms and subject to the conditions set forth in the Purchase Agreement and in accordance with the applicable provisions of the DGCL and other legal requirements (the “Next Frontier Pharmaceuticals Acquisition”); and

WHEREAS, pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which Convertible Preferred Stock and Common Stock underling the Convertible Preferred Stock of Jupiter Wellness to be received by Holder as consideration in the Next Frontier Pharmaceuticals Acquisition, shall become subject to limitations on disposition as set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, without the prior written consent of Jupiter Wellness in accordance with Section 2(h), during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earlier of (x) the six (6) month anniversary of the date of the Closing and (y) the date after the Closing on which Jupiter Wellness consummates a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of Jupiter Wellness’s stockholders having the right to exchange their equity holdings in Jupiter Wellness for cash, securities or other property: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any Restricted Securities owned by Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities owned by Holder, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder (I) by gift, will or intestate succession upon the death of Holder, (II) to any Permitted Transferee (as defined below), (III) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement or (IV) in connection with Jupiter Wellness’s consummation of a liquidation, merger, share exchange, reorganization, tender offer or other similar transaction that results in all of Jupiter Wellness’s stockholders having the right to exchange their equity holdings in Jupiter Wellness for cash, securities or other property; provided, however, that in any of cases (I), (II) or (III) it shall be a condition to such transfer that the transferee executes and delivers to Jupiter Wellness and the Company an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (A) the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (B) any trust for the direct or indirect benefit of Holder or the immediate family of Holder, (C) if Holder is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (D) if Holder is an entity, any direct or indirect partners, members or equity holders of Holder, any affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates. Holder further agrees to execute such agreements as may be reasonably requested by Jupiter Wellness that are consistent with the foregoing or that are necessary to give further effect thereto.

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(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Jupiter Wellness shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Jupiter Wellness may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period, except in compliance with the foregoing restrictions.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the form set forth in Section 4.3 to the Purchase Agreement.

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Jupiter Wellness during the Lock-Up Period, including the right to vote any Restricted Securities.

2. Miscellaneous.

(a) Termination of Purchase Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Purchase Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of Jupiter Wellness in accordance with Section 2(h). Each of Jupiter Wellness and the Company may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 10.11 and 10.14 of the Purchase Agreement shall apply to this Agreement mutatis mutandis.

(e) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(f) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email during normal business hours, (iii) by FedEx or other nationally recognized overnight courier service or (iv) after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, and otherwise on the next Business Day, addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Jupiter Wellness prior to the Closing, to:	With a copy (which will not constitute notice) to:
If to Jupiter Wellness from and after the Closing, to:	With copies (which shall not constitute notice) to: [●] [●] [ADDRESS] Attention: [●] Email: [●] and
If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(g) Amendments and Waivers. This Agreement may be amended or modified only with the written consent of the Jupiter Wellness and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(h) Authorization on Behalf of Jupiter Wellness. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions or other authorizations under this Agreement on behalf of Jupiter Wellness from and after the Closing, including enforcing Jupiter Wellness’s rights and remedies under this Agreement, or providing any waivers or amendments with respect to this Agreement or the provisions hereof, shall solely be made, taken and authorized by the Management Team.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Jupiter Wellness will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Jupiter Wellness shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Purchase Agreement or any Transaction Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Jupiter Wellness or any of the obligations of Holder under any other agreement between Holder and Jupiter Wellness or any certificate or instrument executed by Holder in favor of Jupiter Wellness, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Jupiter Wellness or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Jupiter Wellness:

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder: [________________]

By:
Name:
Title:

Number and Type of Jupiter Wellness Securities:

Jupiter Wellness Series B Preferred Stock:

Jupiter Wellness Common Stock:

Address for Notice:

Address:________________________________________

Telephone No.:____________________________________

Email:___________________________________________

[Signature Page to Lock-Up Agreement]

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